Lease Contract of Civil Air Defense Work
(Model Text)
CF-2002-0605

Seal: No.19 contract text supervision-manufacture seal of Shandong Provincial Administrative Bureau For Industry and Commerce

Work name: Basement of civil air defense comprehensive building (the 1th and 2nd floor)
Contract No.: 2010019

Prepared by State Civil Air Defense Office and State Administration for Industry and Commerce

April, 2002

Lease Contract of Civil Air Defense Work

Lessor: Civil Air Defense Office of Weifang City
Lessee: Shandong Hua Wei Pharmaceutical Co., Ltd.

Through negotiation, both parties have entered the Contract on the Lessor leasing the civil air defense work to the Lessee.

Article 1: Situation of civil air defense work
The civil air defense work is located in Kuiwen District of Weifang City
Work name: The 1th and 2nd floors of basement of civil air defense comprehensive building
Postal code: 261031
Condition of work quality: Good
Lease purpose: Pharmaceutical supermarket

Article 2: Lease term
The lease term is from December 1, 2010 to November 31, 2013. The Lessor shall deliver the work to the Lessee within five days after the Contract taking effect.

Article 3: Rent of civil air defense work and payment time and method
1.	The rent of the civil air defense work for three years is totally RMB 2,100,000.
2.	Rent payment time and method: It shall pay RMB 350,000 before December 1 of every year and pay RMB 350,000 before May 1.

Article 4: Work maintenance during the lease term
The work maintenance during the lease term shall be assumed by the Lessor. The maintenance scope of the Lessor includes: Main structure of the work, protective devices and main wind, water and electricity devices and facilities. The Lessor shall ensure the normal usage of the Lessee. The Lessee shall assist in the Lessor’s maintenance.
The Lessor can entrust the Lessee to maintain and the maintenance fee can be assumed by the Lessor or deducted from the rent of the civil air defense work, or they can solve inn other manners.
If the Lessee is responsible for the maintenance during the lease term, the maintenance scope and the fee assuming is agreed by both parties in Article 13 of the Contract.

Article 5: The water, electricity, heating, communication and industrial and commercial taxes during the lease term shall be assumed by the Lessee.

Article 6: Decoration of the leased work
Within the lease term, the Lessee can decorate the work according to the using demand after being permitted by the Lessor. It can be organized to construct after the decoration program and the construction drawing being approved and agreed by the civil air defense competent department. If the Lessee decorates the work without permission of the Lessor, all responsibilities aroused shall be assumed by itself. At the expiration of the lease contract, the work decoration shall be owned by the Lessor unconditionally.

Article 7: Within the lease term, the Lessee can improve or add other items according to the using demand after being agreed by the Lessor. It shall not damage the main structure of the work and shall meet the relevant requirements of the fire safety. At the expiration of the lease contract, items improved or added shall be owned by the Lessor unconditionally.

Article 8: Change of the Lessor and the Lessee
1.	If the Lessor transfers the work ownership to the third person, the Contract shall continue to be valid to the transferee within the lease term.
2.	Agreed by the Lessor, the Lessee can sublease the work to the third person for using because of the operation demand after handling the relevant procedures.

Article 9: Change of the work lease purpose
Within the lease term, the Lessee shall use the work according to the purpose agreed in the Contract. If the Lessee shall change the purpose, it shall be reported to the Lessor in written and being agreed by the Lessor. Both parties shall sign the supplementary agreement or renew the contract.

Article 10: Termination of the lease contract
1.	The Lessor has the right to terminate the Contract if the Lessee:
(1)	Delays to pay the rent for 15 days or delays to pay the water and electricity fees over 15 days;
(2)	Transfers the work ownership arbitrarily;
(3)	Decorates and reconstruct the work arbitrarily without permission of the Lessor;
(4)	Changes the lease purpose arbitrarily without permission of the Lessor;
(5)	Engages in illegal activities with the work.
2.	The Lessee has the right to terminate the Contract if the Lessor:
(1)	Fails to deliver the work to the Lessee for using over 15 days;
(2)	The work provided by the Lessor does not meet the condition agreed by the Contract and it cannot be used normally;
(3)	Fails to assume the maintenance responsibility within the maintenance scope agreed by the Contract, which caused that the Lessee cannot use it normally.

Article 11: Liability for breach of contract
1.	Responsibilities of the Lessor
(1)	If the Lessor fails to provide the work meeting the condition agreed by the Contract on time, it shall compensate for the loss of the Lessee aroused;
(2)	If the Lessor fails to maintain the work on time (or according to the regulations of the Contract), it shall pay the liquidated damages in the ratio of 5‰;
(3)	If the Lessee has the personal injury or property damage caused by the work main structure other than the force majeure factors, it shall compensate for the loss.
2.	Responsibilities of the Lessee
(1)	If the Lessee fails to pay the rent of the civil air defense work on time, it shall make a supplementary payment and pay the late fee in the ratio of 2‰ for each overdue day;

(2)	If there is work damage and safe accidents caused by the improper usage or other reasons of the Lessee, it shall be responsible for repairing and compensating for losses;
(3)	If the Lessee decorates and reconstructs the work arbitrarily without permission of the Lessor, it shall restore according to the Lessor’s requirement and compensate for losses;
(4)	If the Lessee delays to return the using right of the civil air defense work, it shall supplement the using fee of the civil air defense work and pay the liquidated damage in the ratio of 5‰.
3.	If the Contract shall be terminated owing to the state combat readiness demand, the Lessor shall not assume the compensation responsibility.

Article 12: Dispute solution
Dispute aroused during performing the Contract shall be solved by both parties through negotiation. If the negotiation fails, it shall be solved according to the following second method:
(1)	Submit to Weifang Municipal Arbitration Committee for arbitration;
(2)	Appeal to the People’s Court.

Article 13: Others
1.	If any party shall terminate the Contract in advance or renew the Contract, it shall negotiate with the other party 30 days in advance.
2.	After signing the Contract, the Lessee shall pay RMB 5,000 to the Lessor as the deposit. The Lessee has the priority to lease under the same condition after the expiration of the Contract.
3.	Except the maintenance items shall be assumed by the Lessor stipulated in Article 4 of the Contract, other items shall be maintained by the Lessee and it shall bear the maintenance fee.

Article 14: Matters unmentioned here shall be signed the supplementary agreement by both parties through negotiation according to the state relevant laws and administrative regulations. The supplementary agreement has equal legal effect with the Contract.

Article 15: The Lessee shall handle the Certificate for the Ordinary Use of Civil Air Defense Work in the local civil air defense competent department within five days after signing the Contract. The Contract shall take effect after the Lessee obtaining the use certificate.

Lessor (Seal): Civil Air Defense Office of Weifang City	Lessee (Seal): Shandong Hua Wei Pharmaceutical Co., Ltd.
Address: No. 258 East Fushou Street	Address:
Legal representative:	Legal representative:
Entrusted agent:	Entrusted agent: